PROMISSORY  NOTE

 Principal Amount:              Dated:     October 19, 1989
 $5,417,981.37                  Due Date: September 30, 1992

   FOR VALUE RECEIVED, the undersigned promises to pay to the order of INDIANA FINANCIAL INVESTORS, INC., an Indiana corporation, the principal sum of Five
   Million Four Hundred Seventeen Thousand Nine Hundred Eighty-One and 37/Hundredths Dollars ($5,417,981.37), at 151 North Delaware Street, Suite 425, Indianapolis, Indiana 46204, or at such other place as the holder hereof may direct in writing. This note is being delivered in satisfaction of a certain Promissory Note between the undersigned and Indiana Financial
 Investors, Inc., dated October 19, 1988.

   Principal and interest, unless accelerated as provided below, shall be paid as follows:

   1 . Interest Rate and Payments. Interest shail accrue on the unpaid principal balance (a) at the rate of twelve percent (12%) per annum or (b) at a rate per annum equal to two percent (2%) above the prime rate of interest announced from time to time by INB National Bank, Indianapolis, Indiana, whichever is higher. Interest shall be paid quarterly, with the first interest payment due on December 31, 1989, and subsequent payments of interest shall be paid on the last day of each calendar quarter thereafter until maturity. The undersigned Maker shall pay interest at the rate of four percent (4%) per annum above the rate of interest then in effect under this Note during the period of delinquency on all amounts not paid when due.
  Interest shall be computed on the basis of a 360 day year applied to the actual number of days in each payment period.

   2 . Principal Payment. The entire unpaid balance (including principal and interest) shall be paid in full on or before September 30, 1992.

   In addition the Maker shall pay to the holder hereof costs of collection and reasonable attorneys' fees incurred by the holder in the protection of any security for this Note or in the collection of the indebtedness evidenced hereby.

   All payments on account of the indebtedness evidenced hereby shall be applied (a) first, to any attorneys' fees, costs, charges and other indebtedness, if any, then due pursuant to the provisions of this Note, excluding those amounts set forth in subsections (b) and (c) of this paragraph, (b) second, to any accrued and unpaid interest, and (c) third, the balance, if any, to principal.

   The Maker reserves the right to prepay at any time or from time to time all or any part of the principal balance remaining unpaid without premium or penalty upon any such prepayment; provided, however, that any and each such prepayment shall be accompanied by the payment of interest at the Aforesaid rate to the date of prepayment.

   The entire principal amount outstanding, together with all accrued interest thereon, and other amounts payable hereunder, shall, at the option of the holder hereof, become immediately due and payable in full at the place of payment in the event of the occurrence of any one or more of the following:

   (I) any installment payment under this Note is not paid when due and said default continued for ten (10) calendar days after written notice thereof has been given by the holder hereof to the Maker; or

   (ii) the Maker becomes insolvent or bankrupt or is generally not paying its debts as such debts become due, or if a receiver is appointed, or bankruptcy, reorganization or liquidation proceedings are instituted against or consented to by the Maker; or

   (iii) The net worth of Hickory Furniture Company,, determined in accordance with generally accepted accounting principles, shall at any time be less than Ten Million Dollars ($10,000,000.00).

  Failure or delay in any instance to exercise the option granted by this paragraph shall not constitute a waiver of the right thereafter to exercise such option in any subsequent instance, whether of the same or a different character.

   The Maker hereby waives, on behalf of itself, its legal representatives, successors, and assigns, presentment for payment, notice of dishonor, protest, and notice of protest, and further waives on behalf of itself and such other parties,  to  the  extent  permitted  by  law,  the benefit of all appraisement, valuation, homestead, exemption, and moratorium laws now or hereafter in force. The Maker agrees that the time of payment of any installment of principal or interest hereof may be extended without in any way modifying, altering, releasing, affecting, or limiting Maker's liability under this Note. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

   This Note is secured by the Stock Pledge Agreement between Maker and Payee, pursuant to which Maker has pledged to Payee certain of Maker's legally owned shares of Wisconsin Real Estate Investment Trust, a Wisconsin common law business trust.


 Time is of the essence of all provisions of this Note.

   This Note shall be subject to, governed by, and construed according to the laws of the State of Indiana.

   Any notice, request or communication that is required or permitted to be given under this Note shall be in writing and shall be deemed to have been sufficiently given if delivered in person or deposited in the United States mail, postage prepaid, for mailing first class, either certified or registered mail, return receipt requested:

 If to Maker, addressed as follows:

 HICKORY FURNITURE COMPANY
 856 Seventh Avenue, S.E.
 Box 998
 Hickory, North Carolina 28603

 If to the holder of Note, addressed as set forth in the first page of this Note, or to such other address or addresses as the parties may from time to time designate to each other in writing.



 HICKORY FURNITURE COMPANY

 By:





 ATTEST:



 0638X

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